Calculation of Filing Fee Tables
S-3
CENTERPOINT ENERGY INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Senior Debt Securities of CenterPoint Energy, Inc. ("CenterPoint Energy")	457(r)				0.0001381
Fees to be Paid	2	Debt	Junior Subordinated Debt Securities of CenterPoint Energy	457(r)				0.0001381
Fees to be Paid	3	Equity	Common Stock of CenterPoint Energy, $0.01 par value	457(r)				0.0001381
Fees to be Paid	4	Equity	Preferred Stock of CenterPoint Energy, $0.01 par value	457(r)				0.0001381
Fees to be Paid	5	Other	Stock Purchase Contracts of CenterPoint Energy	457(r)				0.0001381
Fees to be Paid	6	Other	Equity Units of CenterPoint Energy	457(r)				0.0001381
Fees to be Paid	7	Equity	Depositary Shares of CenterPoint Energy	457(r)				0.0001381
Fees to be Paid	8	Debt	General Mortgage Bonds of CenterPoint Energy Houston Electric, LLC ("Houston Electric")	457(r)				0.0001381
Fees to be Paid	9	Debt	Senior Debt Securities of CenterPoint Energy Resources Corp. ("CERC Corp.")	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange, redemption or conversion of other securities. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of securities as may be issued upon exercise, settlement, exchange, redemption or conversion of securities offered hereunder, including under any applicable anti-dilution provisions. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of the registration fee required in connection with this registration statement and will pay such fees on a pay-as-you-go basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	See Offering Note 1.

[8]	See Offering Note 1.

[9]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date